SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

June 30, 2005
Date of Report (Date of Earliest Event Reported)

MILLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	1-5926	59-0996356
(State of Incorporation)	(Commission File Number)	(IRS Identification Number)

16295 N.W. 13th Avenue 33169
(Address of Principal Executive Offices) (Zip Code)

(305) 620-6929
(Registrant's Telephone No.)

The name and address of the registrant has not changed since the date of the last report.

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e.4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Miller Industries, Inc. (the "Company") and Angelo Napolitano have entered into an Option Agreement dated as of June 30, 2005, pursuant to which the Company has granted to Mr. Napolitano the right to purchase 2,017,388 shares of the Company's common stock at a purchase price of $0.18 per share. Mr. Napolitano is the Company's President, sole director and principal shareholder. Pursuant to the terms of the Option Agreement, Mr. Napolitano may purchase the shares in whole or in part from time-to-time for a period of 10 years from the date of the agreement. The Company has entered into the agreement in consideration for Mr. Napolitano's personal guaranty of the Company's principal mortgage loan and in consideration of his services as the Company's President and sole director.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

10.1	Option Agreement dated June 30, 2005 by and between Miller Industries, Inc. and Angelo Napolitano.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Miller Industries, Inc.

        By: /s/ Angelo Napolitano
                 Angelo Napolitano, Chief Executive Officer